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                                                                   EXHIBIT *10.3

                              INDEMNIFICATION  AGREEMENT



This Indemnification Agreement (the "Agreement") is made and entered into this _______day of ___________ 199__ , by and between Regency Bancorp, a California corporation (hereinafter called the "Corporation"), and _______________________ (hereinafter called "Indemnitee") (sometimes hereinafter collectively called "the Parties hereto").

                                       RECITALS

    WHEREAS, the Corporation is aware that competent and experienced persons are becoming more reluctant to serve as directors or officers of a corporation unless they are protected by comprehensive insurance or indemnification from increased exposure to litigation costs and risks resulting from their services to such corporations; and

    WHEREAS, the periodic unavailability of obtaining adequate insurance and the uncertainties related to indemnification have increased the difficulty of attracting and retaining such persons; and

    WHEREAS, the cost of defending lawsuits is enormous and few individual directors and officers have the resources to sustain such legal costs, not to mention assuming the risk of a large judgment and other expenses even in cases where defendant was neither culpable nor profited personally to the detriment of the corporation; and

    WHEREAS, the members of the Board of Directors of the Corporation, based upon their experience as business managers, have concluded that present trends in litigation against corporate directors and officers will result in less effective direction and supervision of the Corporations and its Subsidiaries' and Affiliates' (as defined below) business affairs and the operation of their facilities due to the increased reluctance of officers and directors to take necessary business risks on behalf of the Corporation, its Subsidiaries and Affiliates, and the Board deems such consequences to be so detrimental to the best interests of the Corporation's shareholders and the Corporation that its directors and officers should be provided with maximum protection against inordinate risks in order to insure that the most capable persons otherwise available will be attracted to such positions; therefore, said directors have further concluded that it is not only reasonable and prudent but necessary for the Corporation to contractually obligate itself to indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its Subsidiaries and Affiliates and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Corporation, its Subsidiaries and Affiliates; and


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    WHEREAS, Section 317 of the General Corporation Law of the State of
California ("Section 317"), under which the Coporation is organized, empowers corporations to indemnify a person serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further specifies that the indemnification set forth in said section "shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation"; and the Articles of Incorporation of the Corporation authorize such additional rights to indemnification; and said section further empowers a corporation "to purchase and maintain insurance," on behalf of such persons, "against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this section;" and

    WHEREAS, the Corporation desires to have Indemnitee serve or continue to serve as a director or officer of the Corporation and/or one or more of the Affiliates or Subsidiaries of the Corporation of which he/she has been or is serving at the request of, for the convenience of, or to represent the interests of the Corporation; and

    WHEREAS, the Indemnitee is willing to serve, or to continue to serve, the Corporation and/or one or more of the Affiliates or Subsidiaries of the Corporation, provided Indemnitee is furnished with the indemnification provided for herein.

AGREEMENT

    NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree, with the intent to be legally bound, as follows:

    1.   DEFINITIONS.

    (a) AGENT. For the purposes of this Agreement, "Agent" of the Corporation means any person who is or was a director, officer, employee or other agent of the Corporation who is or was serving at the request of, for the convenience of, or to represent the interests of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.


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    (b)  EXPENSES. For purposes of this Agreement, "Expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he/she is not otherwise compensated by the Corporation or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding (as defined in Section l(c) of this Agreement) or establishing or enforcing a right to indemnification under this Agreement, Section 317 of the California General Corporation Law or otherwise; PROVIDED, HOWEVER, that "Expenses" shall not include any judgments, fines, or amounts paid in settlement of a Proceeding.

    (c) PROCEEDING. For the purposes of this Agreement, "Proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever except one pending on or before the Effective Date as defined in Section 1(h) of this Agreement.

    (d) SUBSIDIARY. For purposes of this Agreement, "Subsidiary" means any corporation of which more than 50% of the combined voting power is owned directly or indirectly by the Corporation, by the Corporation and one or more other Subsidiaries of the Corporation, or by one or more other Subsidiaries of the Corporation.

    (e) AFFILIATE. For purposes of this Agreement, "Affiliate" means any foreign or domestic corporation, partnership, joint venture, trust or other enterprise in which any person is an Agent of the Corporation as defined in
Section 1(a) of this Agreement.

    (f) CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" means any change in control of the Corporation occurring after the Effective Date of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act") , whether or not the Corporation is then subject to Section 14 of the Act; PROVIDED, HOWEVER, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of the securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person obtaining such percentage interest;

         (ii) there occurs a proxy contest, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or


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         (iii) during any period of two consecutive years, other than as a result of an event described in clause (f) (ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

    (g)  DISINTERESTED DIRECTOR.  For purposes of this Agreement,
"Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

    (h) EFFECTIVE DATE. For purposes of this Agreement, "Effective Date" means the date of this Agreement.

    (i) INDEPENDENT COUNSEL. For purposes of this Agreement, "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Corporation or Indemnitee in any matter material to either such party, and/or (ii) any other party to the Proceedings giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

    2.   AGREEMENT TO SERVE.

    The Indemnitee agrees to serve and/or continue to serve as an Agent of the Corporation, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Corporation, faithfully and to the best of his/her ability, so long as he/she is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws thereof or any Subsidiary or Affiliate thereof, or until such time as he/she tenders his/her resignation in writing; PROVIDED, HOWEVER, that this agreement is not intended to create any rights or liabilities other than with respect to indemnification. The parties expressly agree that their respective rights and obligations as to any other matter, including but not limited to employment, removal as a director or officer, termination of employment, and the agency relationship, are governed by law, contracts and/or agreements separate and apart from the Agreement. Thus, nothing in this Agreement shall create or is intended to create any independent rights to any form of continued agency relationship.

    3.   MAINTENANCE OF LIABILITY INSURANCE.

    (a) The Corporation hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an Agent of the Corporation and thereafter so long as the Indemnitee shall be subject to any Proceeding by reason of the fact that the Indemnitee was an Agent of the


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Corporation, the Corporation, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

    (b) In all policies of D&O Insurance, the Indemnitee shall be named an as insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors, if the Indemnitee is a director; or of the Corporation's officers, if the Indemnitee is not a director of the Corporation but is an officer; or of the Corporation's key employees, if the Indemnitee is not an officer or director but is a key employee.

    (c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a Affiliate or Subsidiary of the Corporation.

    4.   OPTIONAL MEANS OF ASSURING PAYMENT.

    Upon notice, as defined in Section 9 of this Agreement, by an Indemnitee certifying that Indemnitee has reasonable grounds for believing Indemnitee may be made a party to a Proceeding for which Indemnitee may be entitled to indemnification under this Agreement, the Corporation may, but is not obligated or required to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

    5.   INDEMNIFICATION.

    The Corporation shall indemnify the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law on the Effective Date of this Agreement and applicable law as amended from time to time:

    (a) If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation, a Subsidiary or an Affiliate of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was an Agent of the Corporation, a Subsidiary or an Affiliate of the Corporation, against any and all Expenses, judgments, fines and amounts paid in settlement and other amounts actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of such Proceeding if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Corporation, a Subsidiary or an Affiliate of the Corporation, as the case may be, and with respect to any criminal Proceeding, had no reasonable cause to believe his/her conduct was unlawful; or

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    (b)  If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation, a Subsidiary or an Affiliate of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Corporation, a Subsidiary or an Affiliate of the Corporation or by reason of anything done or not done by Indemnitee, against any and all Expenses, actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Corporation and its shareholders; PROVIDED, HOWEVER, that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of his/her duty to the Corporation and its shareholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall determine; FURTHER, PROVIDED, that no indemnification under this subsection shall be made of amounts paid in settling or otherwise disposing of an pending action without court approval; FURTHER, PROVIDED, that no indemnification under this subsection shall be made of Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    (c) Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify the Indemnitee for Expenses, judgments, fines, settlements, and other amounts reasonably incurred in connection with a Proceeding which have been paid directly to Indemnitee by reason of Indemnitee's coverage by D&O Insurance.

    6.   PARTIAL INDEMNIFICATION.

    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by him/her in the investigation, defense, settlement or appeal of a Proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Corporation shall indemnify the Indemnitee in connection with each successfully resolved claim, issue or matter, and not as to the portion thereof to which the Indemnitee is not entitled.

    7.   PLEA OF NOLO CONTENDERE.

      The termination of any Proceeding which is covered by Section 5(a) of this Agreement against Indemnitee by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for the purposes of Section 5(a) of this Agreement that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in the best interests of the Corporation, a Subsidiary or an Affiliate of the Corporation and, with respect to any criminal Proceeding, had reasonable cause to believe that his/her conduct was unlawful.

    8.   INDEMNIFICATION FOR EXPENSES AS A WITNESS.

     Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that he/she is or was an Agent of the Corporation, or by reason of anything done or not done by him/her in such capacity, a witness in any Proceeding to which Indemnitee is not a party, he/she shall be indemnified against all Expenses actually and reasonably incurred by him/her or on his/her behalf.


9.  NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

    (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding (including but not limited to being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered by this Agreement), the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation in writing of the commencement or threat of commencement thereof, along with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is or may be entitled to indemnification.

    (b) If, at the time of receipt by the Corporation from the Indemnitee of the written notice specified in Section 9(a) above, the Corporation has D&O Insurance in effect, the Corporation shall promptly notify its insurer or insurers of the matters contained in such written notice in accordance with the terms of such insurance policy or policies and shall thereafter take all action necessary to cause such insurer or insurers to pay, on Indemnitee's behalf, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

    (c) In the event the Corporation shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably satisfactory to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. Thereafter, the Corporation shall not be liable to Indemnitee under this Agreement for any attorneys' fees and Expenses subsequently incurred by Indemnitee with respect to the same Proceeding(s) except as provided in this Section 9(c) below. The Indemnitee shall have the right to employ his/her counsel of choice in any such Proceeding(s) but the fees and Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the Indemnitee's expense unless
(i) the employment of said counsel by Indemnitee has been previously authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is or may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding(s) or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding(s), in each such case the fees and Expenses of Indemnitee's counsel shall be at the expense of the Corporation.


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    10.  DETERMINATION OF RIGHT TO INDEMNIFICATION.

    (a) Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle him/her, partially or fully, to indemnification under the provisions of Section 5 (a), (b) or (c) of this Agreement may be made either (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors; (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion; or (iii) by the shareholders of the Corporation with the shares owned by Indemnitee not being entitled to vote thereon.

    (b) To the extent that Indemnitee has been successful on the merits in defense of any Proceeding referred to in Section 5 of this Agreement, or in defense of any claim, issue or matter described therein, the Corporation shall indemnify Indemnitee and hold Indemnitee harmless from and against all Expenses actually and reasonably incurred by him/her in connection therewith.

    (c) Notwithstanding the foregoing or any other provision of this Agreement, the Corporation shall not be liable hereunder to indemnify Indemnitee
(i) if Indemnitee is or was a Director of the Corporation, for any acts, omissions or transactions by Indemnitee in such capacity from which he/she may not be relieved of liability as set forth in Section 204(a) (10) of the California General Corporation Law; and/or (ii) as to any circumstances in which indemnity is expressly prohibited by Section 317 or successor statutes thereto.

    (d) Notwithstanding the foregoing or any other provision of this Agreement, the Corporation shall not be liable hereunder to indemnify Indemnitee in connection with any Proceeding (i) initiated or brought voluntarily by Indemnitee and not by way of defense unless, subject to Section 10(d)(F) below, brought to establish or enforce a right of indemnification under this Agreement or any statute, law or otherwise provided under Section 317; PROVIDED, HOWEVER, that indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors of the Corporation, in its sole discretion, finds it to be appropriate, or (ii) brought against
Indemnitee:

    (A) Which is settled by Indemnitee unless Indemnitee gives written notice of the Proceeding in accordance with Section 9(a) hereof and the Corporation consents to such settlement;

    (B)  For which Indemnitee is otherwise indemnified by the Corporation;

    (C) For which Indemnitee has been paid or is entitled to be paid by an insurance company under any insurance policy maintained by the Corporation;

    (D) If a court of competent jurisdiction determines that indemnification relating to such claim would be unlawful;

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    (E)  If a court of competent jurisdiction determines that Indemnitee's conduct was knowingly fraudulent or deliberately dishonest and was material to the claim adjudicated by the court; or

    (F) If a court of competent jurisdiction determines that the material assertions made by Indemnitee in a Proceeding instituted by Indemnitee to enforce or interpret the provisions hereof was not made in good faith or was frivolous.

    11.  PREPAID EXPENSES.

    The Expenses incurred by Indemnitee in investigating, defending or appealing any Proceeding covered under this Agreement shall be paid by the Corporation in advance as may be appropriate to properly defend any such Proceeding, with the understanding and agreement hereby made and entered into by Indemnitee and the Corporation, that in the event it shall ultimately be determined as provided hereunder that Indemnitee was not entitled to be fully indemnified, that Indemnitee shall repay to the Corporation such amount, or the appropriate portion thereof, so paid or advanced. The advances to be made hereunder shall be paid by the Corporation to the Indemnitee within thirty (30) days following delivery of copies of invoices for such amounts by the Indemnitee to the Corporation.

    12.  NON-EXCLUSIVITY.

    The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Corporation's Articles of Incorporation or Bylaws, the vote of the Corporation's shareholders or Disinterested Directors, other agreements, or otherwise, both as to action in his/her official capacity and to action in another capacity while occupying his/her position as an Agent of the Corporation, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

         (a) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee by reason of the fact that he/she is or was an Agent of the Corporation prior to such amendment, alteration or repeal.

         (b) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

    13.  REMEDIES OF INDEMNITEE.

         (a) In the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 11 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 90 days after receipt by the Corporation of a request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within thirty (30) days after receipt by the Corporation of a written request therefore, or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of California, or in another court of competent jurisdiction, of his/her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his/her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13; PROVIDED, however, that the foregoing clause shall not apply in respect to a Proceeding brought by Indemnitee to enforce his/her rights under Sections 5 or 6 of this Agreement.

         (b) In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred on or after the commencement of a Proceeding, in any judicial proceeding or arbitration commenced pursuant to this Section 13, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         (c) If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

         (d) In the event that Indemnitee, pursuant to this Section 13, seeks a judicial adjudication of or an award in arbitration to enforce his/her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses incurred by him/her in such judicial adjudication or arbitration, but only if he/she prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

    14.  DURATION OF AGREEMENT.

    This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or Agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.

    15.  SEVERABILITY.

    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable, and to give effect to
Section 15 hereof.

    16.  INTERPRETATION OF AGREEMENT.

    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

    17.  PRIOR AGREEMENTS.

    This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by Indemnitee under the provisions of any agreement executed by the Corporation and/or Indemnitee prior to the date hereof.

    18.  IDENTICAL COUNTERPARTS.

    This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by Indemnitee under the provisions of any agreement executed by the Corporation and/or Indemnitee prior to the date hereof.

    19.  HEADINGS.

    The headings of the Sections of this Agreement are indented for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

    20.  USE OF CERTAIN TERMS.

    As used in this Agreement, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, subparagraph or other subdivision. Whenever the context requires, all words used in the plural shall be construed in the singular and vice versa, and each gender shall include the other gender.

    21.  MODIFICATION AND WAIVER.

    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    22.  NOTICE TO THE CORPORATION BY INDEMNITEE.

    Indemnitee agrees to notify the Corporation in writing promptly upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

    23.  NOTICES.

    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been delivered or if (b) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed.

    (a) If to Indemnitee, at the address indicated on the signature page hereof.

    (b)  If to the Corporation, to:

         Regency Bancorp
         P.O. Box 16279
         Fresno, CA 93755-6279
         Attention:  President

    or to such address as a party may have furnished to the other in writing in accordance with this paragraph.

    24.  GOVERNING LAW.

    This Agreement shall be governed exclusively by and construed according to the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.

    25.  SUCCESSORS AND ASSIGNS.

    This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and shall be binding upon and inure to the benefit of Indemnitee and his/her heirs, executors and administrators.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:                                REGENCY BANCORP
                                       a California Corporation

BY:________________________________    BY:_________________________________
ITS:_______________________________    ITS:________________________________

                                       Indemnitee:

                                       ____________________________________

              Address:                 ____________________________________

                                       ____________________________________